Exhibit 99.1

News Release

For Further Information Call:
Chris Kittredge/Meghan Stafford
Sard Verbinnen & Co
212-687-8080

CHRIS L. KOLIOPOULOS ELECTED CHAIRMAN OF ZYGO BOARD

MIDDLEFIELD, CT, February 12, 2010 - Zygo Corporation ("ZYGO") (NASDAQ: ZIGO) today announced that Chris L. Koliopoulos, ZYGO’s President and Chief Executive Officer, has been elected also as Chairman of the Board of Directors. He succeeds Gary K. Willis who was elected on February 10 by a 5-1 vote of disinterested directors as ZYGO’s Chairman. On recommendation by Mr. Willis following his election, the Board subsequently and unanimously voted to elect Dr. Koliopoulos as Chairman.

Said Mr.Willis, “It was clear to me that, after I was elected, certain directors felt strongly that Chris should be Chairman. Given my past experience with ZYGO both as CEO and Chairman, I agreed and made the recommendation that, in the best interests of the Company, Chris be elected as Chairman. He was so elected with the full support of the Board and I am delighted.”

Bruce W. Worster, who has served as Chairman since 2009 and a director since 2002, and Eugene G. Banucci, who has been on the Board since 2003 have elected to step down from the Board. Both voted for Dr. Koliopoulos as Chairman.

“Electing Chris as Chairman is the right result for ZYGO.” said Dr. Worster. He continued, “I am proud to have been associated with ZYGO as a director and as Chairman. Chris is clearly the best person to lead the company forward as CEO and Chairman and to take advantage of its opportunities to build future shareholder value.” Added Dr. Banucci, “While this has been a challenging period for ZYGO, Chris has a strong vision for improving the company’s performance and I am confident in the company’s future under his leadership.”

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services, serving customers in the semiconductor capital equipment and industrial markets. To learn more about Zygo Corporation, visit the Company’s web site at http://www.zygo.com.

Forward-Looking Statements

All statements other than statements of historical fact included in this news release regarding financial performance, condition and operations, and the business strategy, plans, anticipated sales, orders, market acceptance, growth rates, market opportunities, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management's current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plans," "strategy," "project," and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers; fluctuations in net sales to our major customer; manufacturing and supplier risks; risks of order cancellations, push-outs and de-bookings; dependence on timing and market acceptance of new product development; rapid technological and market change; risks in international operations; risks related to the reorganization of our business; dependence on proprietary technology and key personnel; length of the sales cycle; environmental regulations; investment portfolio returns; fluctuations in our stock price; the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the acquisition of Zemetrics and integration of the business and employees; and the risk related to the Company's transition to new senior management. Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release. Further information on potential factors that could affect Zygo Corporation's business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K, as amended by two Form 10-K/A filings, for the fiscal year ended June 30, 2009, filed with the Securities and Exchange Commission on September 14, 2009, October 26, 2009 and December 23, 2009, respectively.

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